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Ivy High Income Opportunities Fund

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August 21, 2019

As one of our largest shareholders, we need your help today to vote
AGAINST a misguided shareholder proposal that threatens the good corporate governance of your investment in Ivy High Income Opportunities Fund.

DEAR SHAREHOLDER:

We are sending you this letter because you are one of the largest shareholders of Ivy High Income Opportunities Fund, and we need your help to defeat a dangerous proposal that is going to be presented at the Fund’s Annual Meeting of Shareholders on August 30, 2019. Proposal 2 has been submitted by an activist shareholder that wants to declassify the Fund’s Board of Trustees, so that all of your Trustees could be replaced at a single shareholders meeting. Your Board has unanimously determined that the declassification proposal is not in the best interests of the Fund or its shareholders.

The Board currently consists of three classes of Trustees who have staggered three-year terms, which empowers the Trustees to resist the unreasonable demands of shareholder activists. Without this protection, however, a shareholder activist could replace the entire Board with its own nominees at a single annual meeting and take control of the Fund. Just like other closed-end funds that have been attacked by shareholder activists, this could result in radical changes to the way your Fund is operated—changes that could undo all the reasons why you invested in the Fund in the first place. That is why the Board has unanimously recommended that the Fund’s shareholders vote AGAINST Proposal 2.

There are less than 10 days until the Annual Meeting. Your shares have not been voted as of today. As one of the largest shareholders, your vote will make an important difference. Please sign, date and return your proxy by following the enclosed directions. We have provided a prepaid Federal Express envelope to ensure that your proxy will get to the Annual Meeting on time. If you would like to vote with one of our representatives, please call 1-914-606-1304. Representatives are available Monday through Friday 9:00 a.m. to 5:00 p.m. Eastern time.

On behalf of the Board, we thank you for your support at this critical time.

Sincerely,

JENNIFER K. DULSKI
SECRETARY OF THE FUND

IVH‐R5FE/19